                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                                  VYSIS, INC.,

                              GENE-TRAK, INC., and

              GENE-TRAK SYSTEMS INDUSTRIAL DIAGNOSTICS CORPORATION

                            (collectively "SELLERS")

                                       and

                               NEOGEN CORPORATION

                                 AUGUST 4, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.    DEFINITIONS.....................................................1

ARTICLE II.   PURCHASE AND SALE...............................................3

   2.1        Sale and Purchase of Assets.....................................3
   2.2        Assumption of Liabilities.......................................4

ARTICLE III.  PURCHASE PRICE; CLOSING.........................................4

   3.1        Purchase Price..................................................4
   3.2        Closing.........................................................4
   3.3        Transaction Taxes...............................................5
   3.4        Form of Delivery................................................5
   3.5        Rebate of Lease Savings.........................................5

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF SELLERS.......................6

   4.1        Organization, Standing and Power................................6
   4.2        Authority.......................................................6
   4.3        Consents and Approvals..........................................6
   4.4        Litigation, Claims, Violations..................................6
   4.5        Intellectual Property...........................................7
   4.6        Assigned Properties.............................................8

ARTICLE V.    REPRESENTATIONS AND WARRANTIES OF NEOGEN.......................14

   5.1        Organization, Standing and Power...............................14
   5.2        Authority......................................................14
   5.3        Consents and Approvals.........................................14

ARTICLE VI.   BUSINESS TRANSFER................................................

   6.1        Orders/Technical Service Support...............................15
   6.2        Sales Transition...............................................15

   6.3        Operations at Hopkinton

   6.4        Management Information Systems (MIS)

   6.5        Transition Costs

ARTICLE VII.  LICENSE COVENANTS  16

   7.1        Grant of Exclusive License.....................................16
   7.2        Limitations....................................................16

ARTICLE VIII. CONTRACT ASSIGNMENT AND EMPLOYMENT MATTERS

   8.1        Contracts, Licenses and Service Agreements.....................17

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   8.2        Assumption of Contract Obligations.............................17
   8.3        Employment.....................................................18

ARTICLE IX.   GENERAL COVENANTS..............................................18

   9.1        Access and Rights of Inspection................................18
   9.2        Further Assurances.............................................18
   9.3        Claims Handling................................................19
   9.4        Confidentiality Regarding Information of Business..............19
   9.5        Covenant Not to Compete........................................19

   9.6        Change of Corporate Names

   9.7        Avante Access

ARTICLE X.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
              INDEMNIFICATION; ARBITRATION...................................21

  10.1        Survival of Representations and Warranties.....................23
  10.2        Indemnification by SELLERS.......................................
  10.3        Indemnification by NEOGEN........................................
  10.4        Damages..........................................................
  10.5        Assertion and Defense of Indemnification Claims..................
  10.6        Limitation on Recovery...........................................
  10.7        Limitation of Liability........................................23

ARTICLE XI.   MISCELLANEOUS..................................................24

  11.1        Successors; Assignability......................................24
  11.2        Costs and Expenses.............................................24
  11.3        Other Agreements Superseded; Waiver and Modification, Etc. ....24
  11.4        Notices........................................................24
  11.5        Parties in Interest............................................25
  11.6        Governing Law; Jurisdiction....................................25
  11.7        Fair Construction/Difference in Facts..........................25
  11.8        Captions, References, Date.....................................25
  11.9        Severability...................................................26
  11.10       Counterparts...................................................26
  11.11       Relationship of the Parties....................................26
  11.13       Brokerage......................................................26
  11.14       Publicity......................................................26
  11.15       Arbitration....................................................26
  11.16       Sole Remedy....................................................28

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                      Schedules and Exhibits


Schedules
---------

1      Business Assets
2      Assigned Contracts
2.1    Products of the Business
2.2    Assumed Liabilities
3      Assigned License and Immunities Agreements
4      Other Intangible Assets
5      Service Contracts
6      Outstanding Purchase Orders
7      Purchase Price Allocation
8      Exceptions to Representation and Warranties
9      Patents and Trademarks Used in the Business
10     Financials
11     Receivables
12     Employees
13     Benefit Plans
14     Governmental Permits


Exhibits
--------

       A   Bill of Sale
       B   Assignment Of Immunity From Suit Under Gen-Probe's Kohne Patents
       C   Assignment of Orion and Institut Pasteur Licenses
       D   Assignment of GENE-TRAK Licenses
       E   Press Announcement of Closing

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), effective as of July 31, 2001, is made by and among Vysis, Inc. ("VYSIS"), a Delaware corporation with its principal place of business at 3100 Woodcreek Drive, Downers Grove, Illinois, Gene-Trak, Inc. ("GTI"), a Delaware corporation with its principal place of business at 3100 Woodcreek Drive, Downers Grove, Illinois, Gene-Trak Systems Industrial Diagnostics Corporation ("GENE-TRAK"), a Delaware corporation with its principal place of business at 94 South St., Hopkinton, Massachusetts, and Neogen Corporation ("NEOGEN"), a Michigan corporation with its principal place of business at 620 Lesher Place, Lansing, Michigan 48912. VYSIS, GTI and GENE-TRAK are collectively referred to herein as "SELLERS". The SELLERS and NEOGEN are sometimes referred to herein as the "Parties."

                                    RECITALS
                                    --------

         WHEREAS, VYSIS owns all of the outstanding voting equity of GTI, and GTI owns all of the outstanding voting equity of GENE-TRAK;

         WHEREAS, GENE-TRAK operates a DNA probe based food testing business;

         WHEREAS, certain of the intellectual property assets used by GENE-TRAK in its food testing business are owned by VYSIS or GTI;

         WHEREAS, VYSIS, GTI and GENE-TRAK desire to sell certain assets of the GENE-TRAK food testing business and to provide certain technology licenses for the continued practice of the GENE-TRAK food testing business to NEOGEN on the terms and conditions herein, and NEOGEN desires to purchase such assets and acquire such licenses; and

         NOW, THEREFORE, in consideration of the above and the mutual promises and covenants set forth below, SELLERS and NEOGEN agree as follows:

ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement the following definitions shall apply:

         "Affiliate" of a party means, with respect to any party, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with, that party; provided, however, that in each case any such other person or entity shall be considered to be an Affiliate only during the time such control exists. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such party, whether through the ownership of voting securities, by contract or otherwise.

         "Books and Records" means copies of specific books and records related to any assets sold by SELLERS hereunder, including, without limitation, product lists with list prices, selling prices, and cost of goods sold on a country-by-country basis, all financial records, books, ledgers, supplier lists, customer and marketing lists or databases, marketing plans, management plans, distribution and reseller materials, advertising materials, manuals, manufacturing records, quality control records, quality assurance records and good manufacturing practices records, insofar as such items solely relate to the Business. Books and Records shall not include (i) the incorporation records and documentation for GTI and GENE-TRAK, (ii) any employee, employment or employee benefit plan records or (iii) any bank account records.

         "Business" means SELLERS' food testing business operated as of the Effective Date by GENE-TRAK that employs DNA probe-based technology in the Food Testing Field.

         "Business Assets" means all tangible assets listed on Schedule 1, attached hereto and made a part of this Agreement by this reference.

         "Closing" is defined in Section 3.2.

         "Contract" means any written contract, agreement, commitment, note, bond, lease, mortgage, guaranty, license or any other written or oral contractual obligation or commitment that is listed on Schedule 2, attached hereto and made a part of this Agreement by this reference.

         "Food Testing Field" means the field of testing for organisms by detecting or quantifying ribosomal nucleic acids of any and all materials associated with the production or processing of foodstuffs or beverages (including but not limited to water and milk) intended for human or animal consumption in any or all phases of production. Food Testing Field shall not include any clinical or research applications for human species involving testing of tissue, blood and cellular samples and extracts therefrom.

         "Excluded Assets" means any and all assets, both tangible and intangible, of SELLERS that are not expressly listed herein as sold to NEOGEN by license grant, assignment or otherwise.

         "Intellectual Property Rights" means, collectively, all Patents, Trade Secrets, Copyrights, moral rights, trade names, Trademarks, rights in trade dress, rights in biological materials and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States or any other state, country or jurisdiction, including without limitation all rights or causes of action for infringement or misappropriation of any of the foregoing. "Patents" means all patents rights and all right, title and interest in all letters patent or equivalent rights and applications for letters patent or rights, industrial and utility models, industrial designs, patents of importation, patents of addition, certificates of invention and any indicia of invention ownership issued or granted by any Governmental Entity, including without limitation any reissue, extension, division, continuation or continuation-in-part applications throughout the world. "Trade Secrets" mean all right, title and interest in all trade secrets and trade secret rights arising under the applicable common law, state law, federal law or laws of foreign countries. "Copyrights" mean all copyright rights and all other literary property and author rights, and all right, title and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests throughout the world. "Trademarks" mean all trademark and service mark rights arising under the applicable common law, state law, federal law and laws of foreign countries, all right, title and interest in all trademarks, service marks, trademark and service mark applications and registrations and trademark and service mark interests throughout the world.

         "License and Immunities Agreements" means the license and immunity agreements listed on Schedule 3 attached hereto and made a part of this Agreement by this reference.

         "Lien" means liens, pledges, claims, charges, security interests and other restrictions or encumbrances of any nature whatsoever.

         "Other Assets" means the intangible assets listed on Schedule 4 attached hereto and made a part of this Agreement by this reference, including
(i) manufacturer's or vendor's warranties or guarantees relating to any asset acquired hereunder, (ii) claims against any third party relating to any asset assigned to NEOGEN hereunder, (iii) the GENE-TRAK product sales receivable, which are owned by SELLERS as of the Closing Date,

         (iv) to the extent assignable, all governmental permits and licenses used or employed by SELLERS solely in the Business, (v) SELLERS' rights in the name "GENE-TRAK" and all derivations thereof, and its associated goodwill throughout the world, , (vi) software, source code and computer programs (including all current and historical data bases) which relate solely to the Business, and (vii) the domain name www.genetraksys.com.

         "Service Contracts" means the contracts listed on Schedule 5 attached hereto and made a part of this Agreement by this reference.

         "Transferred Copyrights" means all of the unregistered copyrights listed on Schedule 4.

         "Transferred Trademarks" means all of the Trademark registrations listed on Schedule 4.

         "Transferred Patents" means all of the Patents listed on Schedule 4.

ARTICLE 2 PURCHASE AND SALE

         2.1 Sale and Purchase of Assets. Subject to the terms and conditions contained in this Agreement, SELLERS hereby sell, assign, transfer, and deliver to NEOGEN all of SELLERS' right, title, and interest in and to all assets listed on Schedules 1 (Business Assets), 2 (Assigned Contracts), 3 (License and Immunity Agreements), 4 (Other Intangible Assets) and 5 (Service Contracts) hereof (collectively, the "Acquired Assets") to NEOGEN on the Closing Date on the terms and conditions as set out herein.

         (a) Rights Under Contracts. All of SELLERS' rights under any contract, agreement, plan or arrangement relating exclusively to the Business and identified in Schedule 2 shall be transferred to NEOGEN, subject to any necessary consents of any third party. It is the intent of the parties hereto that any customer orders received by SELLERS arising out of the operation of the Business for shipment in the ordinary course of business following the Closing Date be transferred to NEOGEN. Attached as Schedule 6 is a list as of the date shown on the Schedule 6 of all outstanding customer orders, purchase orders, and other customer commitments from SELLERS' customers of the Business.

         (b) Books and Records. Most of the Books and Records of the Business are maintained in GENE-TRAK's Hopkinton facility. Books and Records that relate solely to the Business shall be the subject of title transfer from SELLERS to NEOGEN. Books and Records which do not solely relate to the Business transferred hereunder shall be the subject of a paid-up, transferable, royalty-free, unlimited right granted by SELLERS to NEOGEN for NEOGEN to use such Books and Records in furtherance of the Business; provided that SELLERS shall have the right to redact any information not related to the Business, including information related to VYSIS' business. For Books and Records maintained at VYSIS' Downers Grove facility, upon NEOGEN's request, VYSIS will provide NEOGEN access to such Books and Records upon reasonable advance notice and during normal business hours to review and copy such Books and Records.

         (c) There is no transfer of ownership, by license, assignment or otherwise of any Excluded Asset.

         2.2 Assumption of Liabilities. NEOGEN shall not assume, expressly or implicitly, pay, perform or discharge any debts, liabilities or obligations of any nature of SELLERS, whether or not related to the Business, other than those specifically listed in Schedule 2.2 ("Assumed Liabilities"). All the debts, liabilities and obligations of SELLERS, whether fixed or contingent, accrued or unaccrued, known or unknown shall continue to be the responsibility of SELLERS, which shall pay, perform and discharge them in accordance with their terms, and nothing contained in this Agreement shall be construed in any fashion as imposing, directly or indirectly, responsibility for any such debt, liability and obligation on NEOGEN except the Assumed Liabilities.

ARTICLE 3 PURCHASE PRICE; CLOSING

         3.1 Purchase Price. The purchase price payable by NEOGEN to SELLERS as consideration for the sale, assignment, transfer, and delivery by SELLERS to NEOGEN of the Acquired Assets, the grant of the licenses to NEOGEN and the assumption by NEOGEN of Assumed Liabilities, on the terms and conditions set forth herein, shall be U.S. Three Million Four Hundred Eighty Nine Thousand Dollars ($3,489,000), (the "Purchase Price") paid by wire transfer on Monday, August 6, 2001 to an account designated by SELLERS.

         3.2 Closing.

         (a) The closing of the purchase and sale of the Acquired Assets and the consummation of the other transactions contemplated hereby shall be held at the offices of NEOGEN's attorneys in Okemos, Michigan ("Closing"), unless NEOGEN and SELLERS shall have agreed in writing to a different location. .The parties agree that the effective date of completion of the transaction shall be as of the close of business on July 31, 2001 ("Closing Date"). The parties agree that all sales, expenses and other activity relating to the Business after the Closing Date shall be for the credit of NEOGEN.

         (b) Signing Deliveries. At the August 3, 2001 signing of this Agreement ("Signing"), NEOGEN shall deliver the Purchase Price as specified in Paragraph
3.1 against delivery by SELLERS of such transfer documents relating to the sale and transfer of the Acquired Assets as NEOGEN shall reasonably request, including, without limitation, the Warranty Bill of Sale in the form attached hereto as Exhibit A. At the Signing, SELLERS shall put NEOGEN into full possession and enjoyment of Acquired Assets, subject to any third party consents, and NEOGEN shall be fully and solely responsible for and perform when due or discharge any Assumed Liability. At any time and from time to time after the Signing, at the request of NEOGEN and without further consideration, SELLERS shall execute and deliver such further instruments of sale, transfer, conveyance, assignment, and confirmation and take such actions as are reasonably necessary to transfer, convey, and assign to NEOGEN (or such wholly owned subsidiary as NEOGEN may designate), and to confirm NEOGEN's title to or interest in, the Acquired Assets. .

         3.3 Transaction Taxes.

         (a) Sales Tax. SELLERS shall be responsible for any and all sales and other taxes, except for income taxes on NEOGEN, arising in connection with the sale of the Acquired Assets.

         (b) Allocation of Consideration. NEOGEN and SELLERS will allocate the Purchase Price among the Acquired Assets (the "Allocation") in accordance with
Schedule 7 to be attached to this Agreement at or prior to the Closing in a form mutually agreeable to the parties. No party will take a position on any federal or state tax return, before any governmental agency charged with the collection of any income tax, or in any judicial proceeding that is in any way inconsistent with the Allocation.

         3.4 Form of Delivery.

         (a) Patent and Trademark Assignment. SELLERS shall deliver to NEOGEN at the Closing Date executed assignments of the Patents and Trademark registrations and applications listed on Schedule 4, all in a form reasonably acceptable to NEOGEN.

         (b) Customer Support Records. Upon NEOGEN's request, SELLERS will provide NEOGEN's representatives access upon reasonable advance notice and during normal business hours to all of the original product customer support records maintained in VYSIS' Downers Grove facility for copying purposes. If available, SELLERS will deliver electronic versions of the records desired by Neogen.

         (c) Delivery Costs. All costs and liability for the shipment and physical delivery of any Acquired Assets and any intangible assets shall be as follows: Items to be delivered to NEOGEN's designated facility will be shipped F.O.B. point of origin, with costs of transportation and insurance to be repaid to SELLERS by NEOGEN. Risk of loss to all items will belong to NEOGEN upon the Closing Date.

         3.5 Rebate of Lease Savings. VYSIS will retain responsibility for the GENE-TRAK facility lease and its associated service contracts. NEOGEN will be permitted to operate rent-free out of the GENE-TRAK facility through October 31, 2001. If VYSIS is successful in (a) negotiating an early termination of the lease before its present January 2003 expiration date or (b) subletting the facility for any period after November 1, 2001 up to lease termination, then it will share with NEOGEN on a 50/50 basis any cost savings from the projected $258,017 costs to carry the lease and associated services through their completion. Any cost saving payment made to NEOGEN shall be considered a reduction of the Purchase Price in the amount of such payment.

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF SELLERS

         SELLERS, jointly and severally, represent and warrant to NEOGEN the following:

         4.1 Organization, Standing and Power. SELLERS are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SELLERS each have the corporate power to own its properties and to carry on its business as now being conducted. To SELLERS' knowledge, no failure on the part of SELLERS to be qualified as foreign corporations in any jurisdiction materially and adversely affects the Business or the financial position or results of operations of the properties of the Business, by reason of any disability affecting their respective right to own property, collect receivables, enforce contracts or otherwise.

         4.2 Authority. SELLERS have all requisite corporate power and authority to enter into this Agreement and to perform their obligations hereunder and to consummate the transactions contemplated hereby and thereby, including but not limited to the assignments and licenses in Article 7. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SELLERS, including any necessary action by shareholders. The Agreements have been duly executed and delivered by SELLERS, and, assuming the valid execution and delivery of the Agreements by NEOGEN, the Agreements constitute valid and binding obligations of SELLERS, enforceable in accordance with their terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         4.3 Consents and Approvals. Except as disclosed on Schedule 8, the execution, delivery and performance of this Agreement by SELLERS will not (a) violate any provision of the Certificate of Incorporation or the Bylaws of any of the SELLERS; (b) require any filing with, or permission, consent or approval of, or the giving of any notice to, any U.S., state or local governmental agency or instrumentality by SELLERS, or (c) violate any statute, ordinance, rule, regulation, order or decree of any governmental agency or instrumentality applicable to SELLERS or by which any of its properties or assets may be bound; or (d) result in a violation or breach of, constitute (with or without the giving of notice or lapse of time or both) a default, give rise to any right of termination under, or result in the creation of any Lien, on the assets transferred hereunder to NEOGEN; or (e) violate, with or without notice or the passage of time, any contract or agreement relating to the Business to which any of SELLERS is a party or to which any of the assets are bound.

         4.4 Litigation, Claims, Violations. As of the Closing Date, except as disclosed in Schedule 8, there is no action, suit, proceeding or investigation relating to the Business pending in any court or before any arbitrator or any governmental agency or instrumentality or, to the knowledge of SELLERS, threatened against SELLERS or the operation of the Business which could materially affect the Acquired Assets. As of the Closing Date, SELLERS have not received any written notice from the U.S. FDA or other governmental agency concerning any violation of FDA or other governmental agency regulations in its operation of the Business. SELLERS are not in default with respect to any order, writ, injunction or decree of any court of federal, state, or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, and that, except for the injunction relating to the Kohne patents of Gen-Probe Incorporated, there are no such orders, decrees, injunctions or regulations issued specifically against SELLERS which may affect, limit or control the method or manner of the Business, the Acquired Assets or any transactions contemplated by this Agreement.

         4.5 Intellectual Property(e) . As of the Closing Date, SELLERS have the unencumbered right to grant the licenses granted in Section 7.1. Except as disclosed in Schedule 8, SELLERS are in compliance with and are not in default under any of license agreement listed on Schedule 3, and to SELLERS' knowledge, all other parties to any of such license agreements are in full compliance with and are not in default under any of the license agreements.

         (1) Schedule 9 (Patents, Copyrights and Trademarks Used in the Business) sets forth a complete list of all patents, trademarks, copyrights and service marks, owned (by assignment or license) and used by SELLERS in the conduct of the Business that are currently issued or registered in any jurisdiction. SELLERS have good and marketable title to all patents, trademarks, service marks and copyright assets listed on
                  Schedule 4 free and clear of all Liens (except for such license agreements listed in Schedule 3) and all filing or maintenance fees that are required to maintain such registrations that are due and payable as of the date of this Agreement have been paid and all associated maintenance filings have been made.

         (2) Schedule 4 sets forth a complete list of all software that the SELLERS have had written or developed by any person or entity not an employee of SELLERS for use solely in the conduct of the Business, lists the current owner of the copyright interest in such software, and if SELLERS are the current owner, lists the date of the written assignment of the copyright interest to SELLERS.

         (3) SELLERS have not granted or committed to grant any Intellectual Property rights of SELLERS in the Food Testing Field of any nature whatsoever to any third party except as disclosed in Schedule 8.

         (4) Except as disclosed in Schedule 8, no claim has been asserted in writing or orally to SELLERS by any person or entity (i) to the effect that any action by SELLERS in the conduct of the Business infringes on the Intellectual Property rights of any other person or entity; or (ii) that challenges or questions the right of SELLERS to use any Intellectual Property being used by them in the conduct of the Business; or (iii) which asserts any ownership right in SELLERS' Intellectual Property being used by them in the conduct of the Business; or (iv) which asserts the right of any third party to use without license or permission of SELLERS any Intellectual Property.

         (5) As of the Closing Date, except as disclosed in Schedule 8, each of SELLERS has no knowledge that the sale of the products listed on Schedule 2.1 -

                  Products of the Business - that are manufactured by SELLERS infringes any U.S. patent issued on or before March 1, 2001.

         (6) Except as disclosed in Schedule 8, each of SELLERS has no knowledge of any person or entity infringing upon or of any person or entity has misappropriated any of SELLERS' Intellectual Property .

         (7)      Except as disclosed in Schedule 8, as of the Closing Date,
                  Schedule 3 lists all material licenses by which SELLERS license from third parties any Intellectual Property rights covering the GENE-TRAK products which are, as of the Closing Date, manufactured and sold or planned for introduction in the Food Testing Field by GENE-TRAK.

          4.6 Assigned Properties. SELLERS have good and marketable title to the Acquired Assets, free and clear of all Liens. SELLERS have delivered to NEOGEN true and complete copies of all written leases, contracts, agreements, options, purchase orders, instruments and commitments relating solely to the Acquired Assets or the Business. Except as set out in Schedule 8, all Contracts, Licenses and Immunities Agreements, Service Agreements and Purchase Orders are legally valid and binding and in full force and effect, and to SELLERS' knowledge, there are no defaults or breaches by SELLERS or counterclaims or defenses against them under the Contracts and Licenses and Immunities Agreements. SELLERS have received no written notice of any default, breach, counterclaim or offset by any other party to any of the Contracts, Licenses and Immunities Agreements, Service Agreements and Purchase Orders, nor do SELLERS have any knowledge thereof. All Contracts, Licenses and Immunities Agreements, Service Agreements and Purchase Orders will continue in full force and effect on the same terms as currently exists, notwithstanding the consummation of the sale contemplated by this Agreement.

         4.7 Financial Information. SELLERS have provided in Schedule 10 the (i) unaudited balance sheet and statements of income for the Business as of and for the period ended December 31, 2000 ("Unaudited Financial Statements"); and (ii) interim financial statements for the six month period ending June 30, 2001 ("Interim Financial Statements") (collectively, "Financial Statements"). The Financial Statements:

                  (1) Have been prepared in accordance with the books of account and records of SELLERS.

                  (2) Fairly present and are true, complete and correct statements of SELLERS' financial position in the Business and the results of their operations of the Business as of and for the periods specified in the Financial Statements.

                  (3) Have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

                  (4) Do not include or omit to state any fact that renders them misleading.

                  (5) Make full and adequate disclosure of all SELLERS' obligations and liabilities (fixed or contingent, known or unknown).

                  (6) Do not contain any items of special or non-recurring income or expenses except as expressly stated in the Financial Statements.

         4.8 Receivables. The list of SELLERS' receivables ("Receivables") attached as Schedule 11 is a complete and accurate list of all the Receivables. All of the Receivables listed on Schedule 11 arose from bona fide sales transactions of SELLERS, and no unreserved portion of the Receivables is subject to counterclaim or offset or is otherwise in dispute. All of the Receivables are good and collectible in full in the ordinary course of business at the net aggregate amounts, less the reserve amount disclosed on Schedule 11.

         4.9 Inventories. The inventories reflected on the Financial Statements and the Inventories are accurately and consistently valued at first in first out standard cost method of accounting for inventories in accordance with GAAP ("Inventories"). The Inventories, in the aggregate, are usable and saleable in the ordinary course of the Business within 75 days following the Closing. No Inventories have been consigned to others.

         4.10 Contracts. Except as set out in Schedule 8, Schedules 2, 3, 4, 5 and 6 describe all written or oral licenses, contracts, purchase orders and service agreements (except for such oral licenses, contracts, purchase orders and service agreements that are terminable within ninety (90) days without any financial penalty or that do not entail an annual commitment of greater than $5,000) to which SELLERS are a party or to which it is bound and which solely arose out of, or solely relate to, the Acquired Assets or the Business that extend beyond the Closing Date. SELLERS have delivered true and correct copies of all such documents evidencing the Contracts and Licenses and Immunities to NEOGEN. If NEOGEN assumes such licenses, contracts, purchase orders and service agreements, the benefits thereof may be assigned to NEOGEN and NEOGEN shall be vested with SELLERS' rights thereunder notwithstanding the consummation of the transactions contemplated by this Agreement, except as described on Schedule 8.

         4.11 Compliance with Law. SELLERS have complied with all applicable laws, orders and regulations of any federal, state or municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, having jurisdiction, including, but not limited to, laws, orders and regulations thereof relating to antitrust, wage, hours, collective bargaining, environmental protection, employee safety, or legislation pertaining to illegal bribes or kickbacks.

          4.12 No Adverse Changes. Since January 1, 2001, except as disclosed in Interim Financial Statements, there has been no material adverse change in the condition, financial or otherwise, of the SELLERS or the Acquired Assets or in the Business other than changes (not in the aggregate either material or adverse) occurring in the ordinary course of business.

         4.13 Warranties and Product Liability. SELLERS have previously delivered to NEOGEN true, correct and complete copies of all outstanding standard product warranties and guaranties given by SELLERS with respect to the Business and true, correct and compete copies of all other product warranties and guaranties now in effect with respect to products manufactured or sold by SELLERS concerning the Business. Except as fully described in Schedule 8, there are no pending claims or actions against the SELLERS for breach of warranty or based upon product liability (whether based on tort or contract principles) and, to the best of SELLERS' knowledge, no such claims or actions are threatened. There are no defects in craftsmanship, design or engineering with respect to any product now or previously sold or manufactured by SELLERS in the Business which may constitute the basis for any such claim against SELLERS or NEOGEN. All of SELLERS' products being sold to NEOGEN as part of the Acquired Assets are listed in attached Schedule 2.1. SELLERS represent that these are all of the products within the Food Testing Field.

         4.14 Contingent and Undisclosed Liabilities. There are no debts, obligations or liabilities, of any nature whatsoever, relating to the Business or the Acquired Assets not disclosed in writing to NEOGEN and SELLERS know of no basis for any assertion of any claim against SELLERS for any liability relating to the Business or Acquired Assets except those disclosed in Schedule 8.

         4.15 Performance of Contracts. Except as disclosed in Schedule 8, SELLERS are not in default, nor have they breached any provision of, any contract, agreement, or license listed on Schedules 3 and 4. Except as disclosed in Schedule 8, SELLERS have fully performed each material term, condition and covenant of each such contract, agreement, lease, obligation, license or permit required to be performed on or prior to the date of this Agreement. Except as disclosed in Schedule 8, SELLERS know of no state of facts which, with or without the giving of notice or the passage of time, or both, would give rise to any default or revocation under any contract, agreement or license listed on Schedules 2, 3, 4, 5 and 6. Except as disclosed in Schedule 8, SELLERS are neither subject to any penalty, discount or liquidated damages due to the delayed delivery of products, goods or services of the Business, nor has it received any written notice that any of the Business's customer relations are in jeopardy because of such late deliveries or otherwise.

         4.16 Customer Relations. SELLERS know of no state of facts, nor have any written communications been made to it, which would indicate that (i) any current customer of SELLERS which accounted for more than 5% of SELLERS' sales relative to the Business for the most recent fiscal year ending, or (ii) any current supplier of SELLERS (if such supplier could not be replaced by SELLERS at comparable cost), will terminate its business relations with SELLERS.

         4.17 Accounting Books and Records. The books and accounts of SELLERS relating to the Business are true, complete and correct in all material respects and fully and fairly reflect all of the transactions entered into by or on behalf of SELLERS to which they are a party.

         4.18 Employee Relations. (a) Schedule 12 sets forth a list of all of the officers, employees and agents of Vysis, Inc. that are employed full-time in the Business and, for each individual, indicates his or her position, salary or wage rate and respective fringe benefits and any other remuneration paid or payable. Upon termination of the employment of any of the SELLERS' employees by SELLERS, NEOGEN shall not incur any liability for severance or termination pay or any other obligation to SELLERS' employees..

         (b) With respect to all of its employees, former employees and qualified beneficiaries as of the Closing Date, SELLERS have or will comply with all applicable health care continuation requirements under the Code, ERISA and current and proposed Federal Regulations. Accordingly, SELLERS will be responsible for providing continuation coverage to any employees of SELLERS that elect continuation coverage. SELLERS represent that NEOGEN will not be responsible for providing continuation coverage to any of SELLERS' employees. SELLERS agree to provide NEOGEN, promptly after written request, with all information that it deems necessary to determine whether there have been any failures to comply with the continuation health care requirements of section 162(k)/4980B of the Code and sections 601 through 609 of ERISA as such requirements have applied to any group health plan maintained by or for which failure occurred with respect to any current or former employee of or any spouse, former spouse, dependent child, or former dependent child of any such employee, on or prior to the Closing Date. SELLERS further agree to provide to NEOGEN, promptly after written request, all information that it deems necessary to correct any failures to comply with such continuation health care coverage requirements. Such information shall include, without limitation, the identification of all covered employees (as defined in section 162(k)(7)(B)/4980B(f)(7) of the Code) and their qualified beneficiaries (as defined in section 162(k)(7)(B)/4980B(g)(1) of the Code), the identification of all qualifying events with respect to such covered employees or qualified beneficiaries (as defined in section 162(k)(3)/4980B(f)(3) of the Code, and information otherwise demonstrating compliance with all of the continuation health care coverage requirements of section 162(k)/4980B of the Code and sections 601 through 608 of ERISA. For purposes of this provision, references to the Code and ERISA shall include references to any provisions of such statutes as they may be amended from time to time.

         (c) Schedule 13 sets forth all "employee welfare benefit plans", "employee pension benefit plans" and "multi-employer plans" within the respective meanings of Sections 3(1) and 3(2) and 3(37) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), all incentive compensation plans, benefit plans for retired employees and all other employee benefit plans maintained by SELLERS, or to which SELLERS have made payments or contributions on behalf of its employees since 1974, including, without limitation, all plans or contracts providing for bonuses, pensions, profit-sharing, stock options, stock purchase rights, deferred compensation, insurance and retirement benefits of any nature, whether formal or informal and whether legally binding or not (each such plan is referred to individually as a "Plan", collectively as the Plans").

         4.19 [Intentionally Left Blank]

         4.20 Environmental Matters. Except as disclosed on Schedule 8:

         (1) SELLERS' Hopkinton, Massachusetts facility (the "Premises") and the operations at that facility comply with all applicable Environmental Laws.

         (2) SELLERS have not received any written notice from the United States Environmental Protection Agency or any other Governmental Authority claiming that (i) the Hopkinton facility or any use thereof violates any of the Environmental Laws, or (ii) SELLERS or any of their employees or agents have violated any of the Environmental Laws in the operations at Hopkinton.

         (3) SELLERS have not incurred any liability to the States of Illinois or Massachusetts, the United States of America or any other Governmental Authority under any of the Environmental Laws.

         (4) There are no Environmental Enforcement Actions pending or, to the best of SELLERS' knowledge, threatened.

                  (A) The following definitions apply to this paragraph. "Environmental Claim" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (A) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Laws, (B) in connection with any Hazardous Substances, (C) from any abatement, removal, remedial, corrective, or other response action in connection with Hazardous Substances, Environmental Laws or other order of a Governmental Authority or
                           (D) from any actual alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  (B) "Environmental Enforcement Actions" means actions or orders instituted, threatened, required or completed by any Governmental Authority and all claims made or threatened by any person against SELLERS with respect to the Premises arising out of or in connection with any of the Environmental Laws or the assessment, monitoring, clean-up, containment, re-mediation or removal of, or damages caused or alleged to be caused by, any Hazardous Substances (A) located on or under the Premises, (B) emanating from the Premises or (C) generated, stored, transported, utilized, disposed of, managed or released by SELLERS on, under or from the Premises.

                  (C) "Environmental Laws" means federal, state and local laws, statutes, ordinances, rules, regulations, codes, orders, judgments, orders and the like applicable to (A) environmental conditions on, under or emanating from the Premises including, but not limited to, (a) laws of the States of Illinois and Massachusetts; and the associated rules and regulations promulgated in connection with any of these laws, and (b) laws of the federal government commonly known as CERCLA, RCRA, the Toxic Substance Control Act, as amended, the Federal Water Pollution Control Act, as amended, and the Federal Clean Air Act; and the associated rules and regulations promulgated in connection with any of these laws; and
                           (B) the generation, storage, transportation, utilization, disposal, management or release of Hazardous Substances by SELLERS (whether or not on, under or from the Premises) or SELLERS (on, under or from the Premises).

                  (D) "Governmental Authority" means agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever for any government unit or political subdivision, whether federal, state, county, district, municipal, city or otherwise, and whether now or later in existence.

                  (E) "CERCLA" shall mean the Comprehensive Environmental Response Compensation, and Liability Act of 1980, as amended by the

                           Superfund Amendments and Reauthorizations Act of 1986, 42 USC 9601 et seq., and future amendments.

                  (F) ""Hazardous Substances" shall mean, collectively, (A) any "hazardous material," "hazardous substance," "hazardous waste," "oil," "regulated substance," "toxic substance," "restricted hazardous waste," "special waste" or words of similar import as defined under any of the Environmental Laws; (B) asbestos in any form; (C) urea formaldehyde foam insulation; (D) polychlorinated biphenyls; (E) radon gas; (F) flammable explosives; (G) radioactive materials; (H) any chemical, contaminant, solvent, material, pollutant or substance that may be dangerous or detrimental to the environment or the health and safety of occupants of the Premises or of the owners or occupants of any other real property nearby the Premises, and (I) any substance, the generation, storage, transportation, utilization, disposal, management, Release or location of which on, under or from the Premises is prohibited or otherwise regulated pursuant to any of the Environmental Laws.

                  (G) "RCRA" shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., and any future amendments.

                  (H) "Release" shall mean any spilling, leaking, pumping, pouring, emitting, discharging, injecting, escaping, leaching, dumping or disposing into the indoor or outdoor environment, including without limitation the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Substances.

         4.21 Permits and Licenses. The attached Schedule 14 is a complete and accurate list of all licenses, permits, authorizations and approvals required by any Governmental Entities (collectively, "Permits"), other than non-operational, corporate or qualification to do business Permits, currently held by SELLERS to own, lease and operate the Business. All of the Licenses are valid and in full force and in effect. Except as disclosed in Schedule 8, SELLERS are in full compliance with all obligations under all Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any Licenses. The term "Governmental Entities" shall mean any federal, state, local, foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal.

         4.22 Representations and Warranties True and Correct. The representations and warranties contained herein, and all statements or information disclosed by any of the Exhibits, do not include any untrue statement of a material fact nor omit to state a material fact required to be stated herein or therein or necessary in order to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF NEOGEN

         NEOGEN represents and warrants to SELLERS the following:

         5.1 Organization, Standing and Power. NEOGEN is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. NEOGEN has the corporate power to own its properties and to carry on its business as now being conducted.

         5.2 Authority. NEOGEN has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NEOGEN. The Agreement has been duly executed and delivered by NEOGEN, and, assuming the valid execution and delivery of this Agreement by SELLERS, the Agreements constitute valid and binding obligations of NEOGEN, enforceable in accordance with their terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         5.3 Consents and Approvals. The execution, delivery and performance of this Agreement by NEOGEN will not (a) violate any provision of the Articles of Incorporation or the Bylaws of NEOGEN; (b) require any filing with, or permission, consent or approval of, or the giving of any notice to, any U.S. governmental entity by NEOGEN; (c) violate any statute, ordinance, rule, regulation, order or decree of any governmental entity applicable to NEOGEN or by which any of its properties or assets may be bound; or (d) result in a violation or breach of, constitute (with or without the giving of notice or lapse of time or both) a default, give rise to any right of termination under, or result in the creation of any Lien upon NEOGEN or any of its property that would materially interfere with NEOGEN's performance of its obligations hereunder.

ARTICLE 6 BUSINESS TRANSFER

         6.1 Orders/Technical Service Support. After the Closing Date, SELLERS shall use their best efforts to ensure that all communication from third parties related exclusively or primarily to the Business will be forwarded immediately to NEOGEN, and will transfer immediately to NEOGEN all orders for the GENE-TRAK products that are received after the Closing Date. SELLERS will provide reasonable amounts of training support to NEOGEN to assist its takeover of the order entry support for the Business.

         6.2 Sales Transition. Promptly after the Closing Date, VYSIS shall post a notice acceptable to NEOGEN of the transfer of the Business to NEOGEN in its Web Site.

         6.3 Operations at Hopkinton. SELLERS agree to carry out GENE-TRAK's Business activities as directed and controlled by NEOGEN at the Hopkinton site from the Closing Date until October 31, 2001. These activities will include product manufacture and shipment, raw materials delivery, and customer communications. NEOGEN acknowledges that in its performance of the obligations under this Section 6.3, that SELLERS are not obligated to hire any additional employees or consultants or to replace any employees presently working at Hopkinton. From the Closing Date through August 31, 2001, SELLERS will provide NEOGEN at the Hopkinton facility with training in the technical support for the Business. SELLERS make no representation or warranty concerning the post-Closing Date activities by SELLERS at NEOGEN's direction and control. NEOGEN assumes full responsibility and liability for the activities of SELLERS at the direction of NEOGEN; provided that NEOGEN assumes no responsibility for (i) any Environmental Claim arising from the activities at Hopkinton after the Closing Date or (ii) any uninsured workers compensation costs.

         6.4 Management Information Systems Support. SELLERS and NEOGEN will cooperate in the transfer to NEOGEN of administrative, accounting and data processing support ("MIS Support") presently provided by VYSIS to GENE-TRAK. NEOGEN acknowledges that no rights or title to any MIS Support software used by VYSIS is being transferred to NEOGEN hereunder. NEOGEN will use its best efforts to complete the transfer of MIS Support by September 30, 2001. From the Closing Date through October 31, 2001, VYSIS will provide NEOGEN with access to its Avante business financial data system for purposes of transfer to NEOGEN of data related solely to the Business contained in Avante.

         6.5 Transition Costs. NEOGEN will reimburse VYSIS for the actual costs of payroll , including benefit charges of 18% of payroll costs, for the employees at Hopkinton, accounting support and MIS support charges not to exceed $2,000 each, actual facility costs (exclusive of all obligations, other than utilities, pursuant to the Hopkinton real estate lease) and any raw material, purchasing and other expenses approved by NEOGEN in advance, incurred by VYSIS after the Closing Date in the transition of the business to NEOGEN.

ARTICLE 7 LICENSE COVENANTS

         7.1 License Grant.

         (a) Subject to the terms and conditions in this Agreement, SELLERS hereby grant to NEOGEN, and NEOGEN hereby accepts, a worldwide, exclusive, paid-up, irrevocable, transferable license, with right to sublicense, to use in any matter in the Food Testing Field (i) all GENE-TRAK unpatented business and technical information including but not limited to product formulations, manufacturing processes and probe sequences, and (ii) all of SELLERS' unpatented business and technical information that relates to both the Business and to SELLERS' other business activities, and to use in any manner GENE-TRAK unpatented business and technical information to detect organisms by detecting or quantifying nucleic acids of any and all materials associated with the production or processing of foodstuffs or beverages (including but not limited to water and milk) intended for human or animal consumption in any or all phases of production. NEOGEN acknowledges that none of SELLERS' unpatented business and technical information relating to its Cellular Genomics and Genomic Microarray businesses shall be deemed information that relates to both the Business and to SELLERS' other business activities. The grant of this exclusive license is also subject to SELLERS' retained right to use the licensed business and technical information in all other fields and to use business information for financial record keeping, claims handling, securities law obligations, financial reporting, tax purposes and litigation.

         (b) At the Closing, NEOGEN and SELLERS will enter into Exhibits B (Assignment of Immunity from Suit under Gen-Probe's Kohne Patents), C (Assignment of Orion and Institut Pasteur Licenses) and D (Assignment of the Gene-Trak Licenses) transferring to NEOGEN certain immunities from suit and licenses used in the conduct of the Business.

         7.2 Limitations.

         (a) The licenses granted from SELLERS to NEOGEN in Section 7.1 are limited to the rights expressly granted therein and do not include: (i) any license of any technical information relating to any human clinical, human clinical research or human research product, assay or testing service, (ii) a license to any Patent Right for any human clinical, human clinical research or human research product, assay or research service, or (iii) a license to any other of SELLERS Intellectual Property Rights not expressly licensed to NEOGEN hereunder.

         (b) This Agreement shall not be construed as creating any restriction upon SELLERS' research, development, clinical trials, marketing, sale and collaborative efforts for any product, assay or service in any field outside the Food Testing Field nor for either party in any animal or plant genomic-based research testing of food animals or plants.

         7.3 Notice of Exercise of Gen-Probe Option. SELLERS agree to notify NEOGEN within thirty (30) days after it issues a license under the Option Agreement granted Gen-Probe of the name and address of the licensee.

         7.4 Non-Disclosure of Gen-Probe Option Terms. Except as necessary to comply with any securities law reporting obligations, SELLERS agree not to disclose the terms of its Option Agreement with Gen-Probe.

         7.5 Non-Amendment of Licenses. SELLERS agree they will not enter into any amendment of the Orion, Institut Pasteur, or the Regents of the University of California Stanbridge Licenses, nor of the Immunity from Suit under the Kohne Patents of Gen-Probe, where such amendment adversely impacts NEOGEN's rights in the Food Testing Field.

         7.6 Application of General Provisions to Exhibits. SELLERS and NEOGEN agree that the provisions of Article 10 and of Paragraphs 9.2, 9.3, 9.4, 11.1, 11.3, 11.4, 11.5, 11.6, 11.9, 11.10, 11.14 ,11.16 and 11.17 of this Agreement shall be applicable to the executed agreements identified in Exhibits B, C and D.

         7.7 Cepheid Joint Product Development and Distribution Agreement. SELLERS and NEGOEN acknowledge that VYSIS entered into a Joint Product Development and Distribution Agreement with Cepheid ("Cepheid") as of November 31, 1998 ("CA"), a copy of which NEOGEN acknowledges receiving. Without limitation of NEOGEN'S other rights under this Agreement: (i) VYSIS shall, after the Closing, use reasonable efforts to (A) obtain Cepheid's consent to the assignment of the CA to NEOGEN of VYSIS' rights and obligations to the extent of the food testing field ("Consent"); (ii) after the Closing, NEOGEN and VYSIS will cooperate with each other in any reasonable and lawful arrangement designed to provide such benefits to NEOGEN (including, if requested by NEOGEN, any reasonable arrangement with respect to an agreement with Cepheid for which agreement NEOGEN is unable to obtain a consent and under which arrangement VYSIS perform those duties at the expense and request of and receive those benefits on behalf of NEOGEN). To the extent that NEOGEN is provided the benefits pursuant to this provision of the CA, NEOGEN shall perform the obligations of VYSIS with respect to periods following the Closing, but only to the extent that such action by NEOGEN would not result in any violation of any applicable law or default under the CA; and (iii) after the Closing, VYSIS shall not amend the CA in any way that will adversely affect NEOGEN without first obtaining its prior written approval. NEOGEN and VYSIS agree that NEOGEN will have to negotiate compensation, license fees and running royalty, to VYSIS for the licenses under the Barcode technology (as defined in the CA). The parties agree to determine VYSIS' compensation for these items pursuant to the applicable terms of the CA. The parties agree that the purpose of this provision is to enable NEOGEN to obtain VYSIS' rights and obligations pursuant to the CA limited to the food testing field.

ARTICLE 8 CONTRACT ASSIGNMENT AND EMPLOYMENT MATTERS

         8.1 Contracts, Licenses and Immunities Agreements and Service Contracts. SELLERS hereby assign to NEOGEN all its right and interest in and to all Contracts, Licenses and Immunities Agreements, Service Agreements and Purchase Orders listed on Schedules 2, 3, 4,5 and 6, respectively. NEOGEN and SELLERS shall cooperate in notifying the other party to such Contracts, Licenses and Immunities Agreements, Service Contracts and Purchase Orders and to secure any consents necessary to effectuate the assignment. Assumption of Contract Obligations.

         (a) NEOGEN hereby assumes all SELLERS' obligations listed on attached
Schedule 2.2 to be performed after the Closing Date

         (b) NEOGEN assumes no warranty obligations (i) relating to the sale or service of products by SELLERS prior to the Closing Date, or (ii) arising out of the sale of the Inventory that NEOGEN is buying as part of this Agreement.

         8.2 Employment. In order to facilitate a smooth transfer of the Business and to further the purposes of this Section 8.2 and this Agreement, SELLERS shall use their best efforts to encourage and promote the acceptance of any offers made by NEOGEN to VYSIS employees pursuant to this Agreement. In connection with the transfer of the Business, NEOGEN shall have the right to solicit the employees of VYSIS who are identified on Schedule 12. NEOGEN agrees to consider such employees for employment and to make any offers of employment before the Closing Date. SELLERS agree that the employees listed on Schedule 12 may be employed by and provide services to NEOGEN; provided, that SELLERS will continue to enforce the proprietary, confidentiality and similar provisions in any agreements with such employees to the extent such enforcement relates to information not used in the Business as of the Closing Date. The human resources departments of the parties will cooperate in the hiring of any such employee by NEOGEN. The hiring of employees of VYSIS shall be at the sole discretion of NEOGEN, and NEOGEN shall have no obligation to make offers of employment to any person. As between the parties, all rights to accrued vacation, to any severance payments and to all other rights of employees of VYSIS created upon the termination of their employment with VYSIS shall remain the sole responsibility of SELLERS.

         8.3 SELLERS represent that all current employee agreements for employees assigned full-time to the Business and confidentiality agreements solely related to the Business entered into since January 1, 1999, are included in Schedule 2. SELLERS agree that upon the future written request of NEOGEN, that it will assign to NEOGEN any employee agreements for former employees of the Business and confidentiality agreements solely relating to the Business that still have outstanding confidentiality or non-use obligations, as necessary for NEOGEN to protect the the Business.

ARTICLE 9 GENERAL COVENANTS

         9.1 Access and Rights of Inspection. In addition to the access rights under Article 6, for ninety (90) days after the Closing Date, SELLERS will allow NEOGEN and its counsel, accountants, consultants and other representatives reasonable access, during normal business hours and so as not to unreasonably interfere with the business operations of SELLERS, to all properties, Contracts, books and records, including technical service records used in or relating to SELLERS' operation of the Business.

         9.2 Further Assurances. Both before and after the Closing, each party hereto agrees to execute, acknowledge and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the purposes and intents of this Agreement. Without limiting the foregoing, SELLERS agree that it will, both prior to and after the Closing, without demanding or receiving any further consideration, at the request of NEOGEN, perform any and all legal acts, including the execution and acknowledgment of instruments, that may be or become necessary or convenient for effectuating the assignment of any property assigned hereunder.

         9.3 Claims Handling. SELLERS and NEOGEN each agree to maintain records related to the Business in accordance with their normal information storage policies. In addition to the access rights under Article 6 and Section 9.1, SELLERS and NEOGEN agree to cooperate concerning the handling of any claims, tax, government reporting, government investigation or litigation matters arising after the Closing Date and relating to the Business. In addition to the access rights under Article 6 and Section 9.1, NEOGEN and SELLERS agree to provide the other access during normal business hours and upon reasonable advance notice to any documents in their possession relating to the Business for purposes of handling of any claims, tax, government reporting, government investigation or litigation matters relating to the Business arising after the Closing Date.

         9.4 Confidentiality Regarding Information of Business.

         (a) SELLERS agree that, after the Closing, they shall not use nor disclose to any person or entity not employed by, or not engaged to render services to, SELLERS, any non-public trade secrets, financial data, operational methods, customer lists, marketing and sales information or other proprietary information relating to the Business, except (i) in conjunction with the operation of its retained businesses, and then under the conditions used by SELLERS to protect its own business information and (ii) except for purposes of SEC filings. SELLERS shall have the right to make any filing with any governmental agency as necessary in SELLERS' judgment to comply with any securities or other applicable law, including the filing of financial statements containing financial information of the Business, and to issue any press release concerning SELLERS' retained businesses that may incorporate financial and operating performance information of the Business. The obligations in this
Section 9.4 (a) shall not apply to any information that (i) becomes part of the public domain through no fault of SELLERS, or (ii) is disclosed to SELLERS by a third party not under an obligation of confidence to NEOGEN.

         (b) NEOGEN agrees that, after the Closing, it shall not use nor disclose to any person or entity not employed by, or not engaged to render services to, NEOGEN, any non-public trade secrets, financial data, operational methods, customer lists, marketing and sales information or other proprietary information relating to SELLERS' retained business, except (i) in conjunction with the operation of the Business under the conditions used by NEOGEN to protect its own business information and (ii) except for purposes of SEC filings. NEOGEN shall have the right to make any filing with any governmental agency as necessary in NEOGEN's judgment to comply with any securities or other applicable law, including the filing of financial statements containing financial information of the Business. The obligations in this Section 9.4 (b) shall not apply to any information that (i) becomes part of the public domain through no fault of NEOGEN, or (ii) is disclosed to NEOGEN by a third party not under an obligation of confidence to any of SELLERS.

         9.5 Covenant Not to Compete.

         (a) In connection with the transfer of the Business to NEOGEN, for the period from the Closing Date until the fifth anniversary of the Closing Date, SELLERS will not compete with NEOGEN anywhere in the world in the marketing and sale of products, assays and services in the Food Testing Field; provided that
(i) SELLERS' marketing and sale of any products, assays and services in any field outside the Food Testing Field, including without limitation thereto in the fields of human research, plant research and animal research, human clinical research and human clinical use, shall be permitted on a worldwide basis and not construed as violating this Section 9.5, and (ii) SELLERS' licensing of any patent rights in any field of use, other than licensing to any third parties (except for any licenses issued in the Food Testing Field pursuant to Gen-Probe Obligations as defined in Exhibit D) in the Food Testing Field of any patent rights licensed exclusively to NEOGEN, shall be permitted on a worldwide basis and not construed as violating this Section 9.5, and (iii) in the event of a purchase of SELLERS by an entity having existing operations in the Food Testing Field before the date of such purchase of SELLERS ("ENTITY"), the continued performance by the ENTITY of its operations in the Food Testing Field shall not be construed as violating this Section 9.5, provided that the ENTITY's last annual total product revenues in the Food Testing Field shall not exceed 10% of the ENTITY's last annual total revenues.

         (b) NEOGEN acknowledges that this non-compete covenant shall not be construed as violated by any research and development activities outside of the Food Testing Field of SELLERS, either performed internally or with third party collaborators. Section 9.5 shall not preclude SELLERS from holding, as a passive investment, not more than five percent (5%) of any class of securities, which class is publicly traded on a U.S. securities exchange or the NASDAQ National Market, of any corporation, partnership, business or other entity with operations directly competitive with NEOGEN.

         9.6 Change of Corporate Names. SELLERS agree promptly after the Closing Date to take the necessary corporate action and to file with the State of Delaware the necessary documentation changing the names of Gene-Trak, Inc. and Gene-Trak Systems Industrial Diagnostic Corporation to other names not using Gene-Trak. SELLERS will deliver copies of the Delaware state filings to NEOGEN.

         9.7 Relief. SELLERS agree that the restrictive covenants in Paragraphs
9.4 and 9.5 are reasonable in their geographic scope and duration and may be enforced by specific performance or otherwise. SELLERS and NEOGEN shall not raise any issue of reasonableness as a defense in any proceeding to enforce any of such covenants. In the event that, notwithstanding the foregoing, a covenant included in Paragraph 9.4 and 9.5 of this Agreement shall be deemed by any court to be unreasonably broad or violative of applicable law in any respect, it shall be modified in order that it be reasonable or not violative of applicable law, as the case may be, and shall be enforced accordingly. Without limitation of the foregoing, in the event that, notwithstanding the foregoing, in any judicial proceeding, a court shall refuse to enforce any of the covenants contained in Paragraph 9.4 or 9.5 or any of the separate covenants deemed included in Paragraph 9.4 or 9.5, then the unenforceable covenant shall be deemed eliminated from the provisions of this Agreement for the purpose of those proceedings to the extent necessary to permit such covenant and the remaining separate covenants of Paragraph 9.4 or 9.5 to be enforced.

         9.8 Non-Amendment of Employment Agreements. SELLERS agree they will not enter into any amendment of the Employment Agreements listed on Schedule 2.

         9.9 Release of American National Bank Lien. SELLERS represent and warrant that the lien of American National Bank (ANB) against all of the assets of SELLERS relates to a line of credit under which SELLERS have taken no funds. SELLERS agree promptly after the Closing Date to obtain a termination of the ANB lien and any other lien against any of the Acquired Assets.

ARTICLE 10 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         10.1 Survival of Representations and Indemnification. NEOGEN and SELLERS agree that all representations, warranties and covenants of SELLLERS("Representations"), except for Representations under Paragraphs 4.1, 4.2, 4.4, 4.5, 4.6, 4.10, 4.11, 4.13, 4.14, 4.15, 4.18 (b) and (c),, 4.20 and
4.22 (collectively, "Second Tier Reps"), shall survive the execution and delivery of this Agreement and the Closing Date until July 31, 2003 ("First Tier Reps"). Any claim for indemnification hereunder, except for claims (i) based on fraud or intentional non-disclosure by SELLERS or (ii) based on breach of the Second Tier Reps, must be made on or prior to July 31, 2003. Any claim for indemnification of the First Tier Reps not noticed by July 31, 2003, shall be irrevocably waived and released. Paragraphs 4.5 (2) - (7), 4.10, 4.13 and 4.14 of the Second Tier Reps shall survive the execution and delivery of this Agreement and the Closing Date until July 31, 2006. Any claim for indemnification with respect to the Representations listed in the preceding sentence not noticed by July 31, 2006, shall be irrevocably waived and released. Paragraphs 4.1, 4.2, 4.4, 4.5 (1), 4.6, 4.11, 4.15, 4.18 (b) and (c), 4.20 and
4.22 to the extent that it relates to one of the preceding items shall survive the execution and delivery of this Agreement and the Closing Date until 6 months after the expiration of the applicable statute of limitations.

         10.2 Indemnification by SELLERS. Subject to the limitations set forth in Paragraph 10.6, SELLERS, jointly and severally, agree to indemnify and hold NEOGEN harmless from and against any and all Damages (as defined in Paragraph 10.4) incurred by NEOGEN at any time arising out of:

         (1) The inaccuracy or breach of any of the Representations made by SELLERS in or pursuant to this Agreement;

         (2) Any failure by SELLERS to perform any obligation or comply with any covenant or agreement of SELLERS specified in this Agreement or in any other document executed at Closing;

         (3) Any claim (i) for wages or fringe benefits made by any employee of SELLERS with respect to the period ending immediately preceding the Closing Date; (ii) for severance payments or other liabilities with respect to the termination of any employees of SELLERS; or (iii) with respect to the injury or death of any such employee arising out of events occurring prior to the Closing Date;

         (4) Any claim (including, without limitation, claims alleging death or injury to persons or damage to property), whether based in tort, contract or otherwise resulting from or caused by any product sold, or service provided, by SELLERS prior to the Closing Date;

         (5) Any debt, obligation or liability, whether known or unknown, fixed or contingent, of any nature whatsoever to the extent based on SELLERS' activities before the Closing Date, including but not limited to all environmental liabilities of any nature (collectively, "Pre-Closing Debts"), other than any Pre-Closing Debts which are part of the Assumed Liabilities; or

         (6) NEOGEN being deemed to be a "successor" employer to SELLERS for the purpose of COBRA obligations; or

         (7) The ownership, lease, use, occupation or operation of any facility or property at any time owned, leased, used, occupied or operated by Sellers, except for those matters specified in Paragraph 6.3; or

         (8) Any claims related to the EXCLUDED AGREEMENTS, EXCLUDED PATENTS, EXCLUDED TRADEMARKS, EXCLUDED COPYRIGHTS and the Discrimination Claim disclosed on Schedule 8.

         SELLERS specifically acknowledge and agree that NEOGEN may proceed against any of SELLERS under Paragraph 10.2 without contemporaneously, or at any time, proceeding against any other of them. Each of SELLERS agrees that it shall not have any claim or right of indemnification or contribution or any other right of recourse against any other Seller with respect to Damages and each of SELLERS waives and releases any and all such claims and right, until all indemnity obligations of SELLERS in favor of NEOGEN have expired.

         10.3 Indemnification by NEOGEN. NEOGEN agrees to defend, indemnify and hold harmless SELLERS from and against any Damages incurred by reason of (i) any breach of any representation, warranty or covenant of NEOGEN, (ii) any liabilities arising from the operation or conduct of the Business by NEOGEN subsequent to the Closing Date, (iii) any product shipped or manufactured by or any services provided by the NEOGEN with respect to the Business subsequent to the Closing Date, and (iv) SELLERS' activities as directed by NEOGEN under Paragraph 6.3, except for any matters excluded in Paragraph 6.3.

         10.4 Damages. An Indemnified Party shall be entitled to recover the full amount of any liabilities, losses, debts, obligations, monetary damages, fines, fees, penalties, deficiencies, expenses (including amounts paid in settlement, interest obligations, court costs, the reasonable costs of investigators, the reasonable fees and expenses of attorneys, accountants, financial advisors or other experts, and other reasonable expenses of litigation or administrative proceedings) incurred due to the matter for which indemnification is sought, but any recovery shall be net of any economic benefit to which the Indemnified Party is entitled due to such liabilities, expenses, costs or loss, including, without limitation, (i) any tax refund, reduction or benefit, (ii) any insurance proceeds to which the Indemnified Party is entitled and (iii) any warranty reimbursements (collectively, "Damages").10.5 Assertion and Defense of Indemnification Claims.

         (a) Assertion of Claim. NEOGEN or SELLERS under Paragraphs 10.2 and 10.3, respectively ("Indemnified Party"), shall give notice to the other ("Indemnifying Party") as soon as reasonably possible after the Indemnified Party has actual knowledge of any claim to which the Indemnifying Party has an obligation to indemnify, including the amount, if known, and shall promptly supply any other information in possession of the Indemnified Party supporting the claim. The omission by the Indemnified Party to give Notice as soon as reasonably possible will not relieve the Indemnifying Party of its indemnification obligations, unless the failure to give notice to the Indemnifying Party materially prejudices the Indemnifying Party or notice is given after the end of the survival period of the applicable representation of warranty or other basis of the claim. All indemnification claims must be asserted by giving notice within the survival period of the applicable representation or warranty or other basis for the claim. NEOGEN shall have the right to set off any Damages it may incur against the amount it owes SELLERS. This right of set off shall be in addition to any other rights or remedies NEOGEN may have against SELLERS.

         (b) Defense of Undisputed Claim. The Indemnified Party will permit the Indemnifying Party (at its expense) to assume the defense of any third party claim in any litigation. The Indemnifying Party may settle or compromise any third party claim or litigation only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right at all times to participate in the defense, settlement, negotiations or litigation relating to any third party claim or demand at its own expense. If the Indemnifying Party does not assume the defense of any matter which it has an obligation to indemnify, then the Indemnified Party shall have the right to defend any such third party claim or demand, and will be entitled to settle any such claim or demand in its discretion, all at the expense of the Indemnifying Party. In any event, the Indemnified Party will cooperate in the defense of any such action at the expense of the Indemnifying Party and the pertinent records of each party shall be available to the other with respect to the defense.

         (c) Defense of Disputed Claim. Should an Indemnifying Party provide Notice to the Indemnified Party regarding a claim or action by a third party for which the Indemnifying Party denies liability, the Indemnified Party shall give the Indemnifying Party a reasonable opportunity: (1) to conduct any proceedings or negotiations in connection therewith; (2) to take all other required steps or proceedings to settle or defend any third party action; or (3) to employ counsel to contest any third party claim or action in the name of the Indemnified Party or otherwise. If the Indemnifying Party desires to assume the defense of the third party claim or action, it shall promptly give Notice to the Indemnified Party. The Indemnifying Party and the Indemnified Party may participate in the defense at their own expense.

         10.6 Limitation on Recovery. SELLERS' obligation to indemnify NEOGEN under this Section 10 shall not exceed a total expenditure, for any and all claims, demands, actions, proceedings, liabilities, losses, damages, costs and expenses, of Three Million Two Hundred Thousand Dollars ($3,200,000).

         10.7 Limitation of Liability. IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHERS FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR INSTANCES INVOLVING FRAUD AND INTENTIONAL NON-DISCLOSURE, AND EXCEPT WHERE SUCH IS ALLEGED BY A THIRD PARTY

CLAIMANT FOR WHICH ONE OF THE PARTIES HERETO IS ENTITLED TO INDEMNIFICATION HEREUNDER.

ARTICLE 11 MISCELLANEOUS

         11.1 Successors; Assignability. Each party may assign its rights hereunder without the consent of the other parties; provided the assignor shall remain fully liable for all obligations pursuant to this Agreement. This Agreement shall inure to the benefit of and be binding upon the executors, administrators, successors and permitted assigns of the parties hereto.

         11.2 Costs and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, SELLERS will pay their own expenses, and NEOGEN will pay its own expenses, in connection with the negotiation, execution, delivery and performance of this Agreement, including without limitation the expenses of their respective counsel, accountants and other experts.

         11.3 Other Agreements Superseded; Waiver and Modification, Etc. This Agreement, any agreement listed on Schedule 3, the Assignment Of Immunity From Suit Under Gen-Probe's Kohne Patents, the Assignment of Orion and Institut Pasteur Licenses and the Assignment of Gene-Trak Licenses, supersede all prior agreements or understandings, written or oral, between the parties relating to the subject matter hereof, and incorporates the entire understanding of the parties with respect to such subject matter. This Agreement may be amended, supplemented or waived only by a written instrument signed by an authorized representative of all parties. The parties expressly acknowledge and agree that, except for the licenses expressly granted NEOGEN in Section 7.1 and the assignment of Intellectual Property Rights listed on Schedules 3 and 4, no other rights of any kind to the Intellectual Property Rights owned by SELLERS or its third-party licensors (including, without limitation, implied licenses) are granted to NEOGEN under this Agreement. NEOGEN hereby expressly disclaims any implied licenses under any other patents held by SELLERS and/or their licensor, The Regents of the University of California.

         11.4 Notices. Any notice under or relating to this Agreement shall be given in writing and shall be deemed sufficiently given and served for all purposes (a) when personally delivered or transmitted by facsimile, or (b) two
(2) business days after a writing is deposited in the United States mail, first class postage or other charges prepaid and registered, addressed as follows:

                  (a)      If to SELLERS:

                           Vysis, Inc.

                           3100 Woodcreek Drive
                           Downers Grove, Illinois 60515
                           Attention: President & CEO
                           Facsimile: (630) 271-7078

                  (b)      If to NEOGEN:

                           Neogen Corporation
                           620 Lesher Place
                           Lansing, Michigan  48912-1595
                           Attention: President & CEO
                           Facsimile: (517) 372-0108And a copy to:

                           Richard C. Lowe
                           Foster Zack & Lowe, P.C.
                           2125 University Park Drive, Suite 250
                           Okemos, MI 48876
                           Telephone and facsimile: (517) 706-5801
                           Email: dick.lowe@fosterzacklowe.com

         11.5 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right of subrogation or action over against any party hereto.

         11.6 Governing Law; Jurisdiction; Venue. This Agreement shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to the principles of conflict of laws thereof. The parties agree that any action permitted by this Agreement shall be brought in the court of appropriate jurisdiction in Kent County, Michigan or U.S. District Court for the Western District located in Grand Rapids, Michigan. The parties consent to jurisdiction and waive all claims of improper venue and forum non conveniens.

         11.7 Fair Construction/Difference in Facts. This Agreement has been negotiated and prepared jointly by both parties and shall not be construed for or against any party but shall be given a fair and reasonable construction in accordance with the intention of the parties.

         11.8 Captions, References, Date. The Article and Section headings in this Agreement are provided for convenient reference only and are not to be considered in the interpretation of this Agreement. All references herein to Article, Section, Schedule, etc. refer to the designated Article, Section, Schedule, etc. of this Agreement.

         11.9 Severability. In the event that any of the provisions contained in this Agreement shall, for any reason, be declared or held to be unreasonable, unlawful, unenforceable or otherwise invalid in any respect, such term or provision shall be deemed modified to the extent necessary to make it enforceable, and in no event shall such declaration or holding affect the validity of any other provision of this Agreement, all of which provisions shall continue in effect in accordance with their terms.

         11.10 Counterparts. This Agreement may be executed in any number of counterparts or using separate signature pages. Each such executed counterpart and each counterpart to which such signature pages are attached will be deemed to be an original instrument, and all such counterparts together will constitute one and the same instrument.

         11.11 Relationship of the Parties. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute SELLERS and NEOGEN as partners or joint venturers with respect to the subject matter of this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party.

         11.12 Brokerage. Each party represents and warrants to the other that it has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement and, insofar as each party knows, no broker, finder or other Person is entitled to any brokerage commission or finder's fee in connection with any of such transactions. SELLERS agree to indemnify and hold harmless NEOGEN and NEOGEN agrees to indemnify SELLERS from and against any loss or damage incurred by reason of any other brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

         11.13 Publicity.

         (a) Upon the Closing, NEOGEN shall issue the press announcement attached as Exhibit E hereto.

         (b) SELLERS and NEOGEN may each be required to attach this Agreement as an exhibit to documents required to be filed with the Securities Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended. SELLERS and NEOGEN shall cooperate in determining whether confidential treatment should be sought for all or any part of such filings, and, if it is agreed that confidential treatment should be sought, each party shall use reasonable best efforts to secure such confidential treatment.

         (c) The Parties will cooperate on any other announcement where the name of the other Party is used in a way not expressly authorized under this Agreement.

         11.14 Arbitration. (a) Demand for Arbitration. Except regarding a claim for fraud or injunctive relief or pursuant to Paragraphs 9.4 and 9.5, any controversy, dispute or claim arising out of, in connection with, or in relation to, the construction, performance or breach of this Agreement, including without limitation, the validity, scope and enforceability of this Paragraph 11.14, shall be adjudicated by arbitration conducted in Grand Rapids, Michigan, in accordance with the then existing rules for commercial arbitration of the American Arbitration Association ("AAA") or any successor organization by a panel of three (3) arbitrators. The provisions of this Paragraph 11.14 shall control over any conflicting rules and procedures of AAA. The demand for arbitration shall be delivered in accordance with the Notice provisions of this Agreement. The burden of proof in the arbitration shall not be affected by which party initiates the arbitration. Each party shall be entitled to reasonable prehearing discovery, including without limitation exchange of witness lists, depositions under oath of witnesses at a mutually convenient location and document requests.

         (b) Selection of Arbitrators. Within ten days after receipt of such demand, the parties shall jointly request a list of arbitrators, all of whom must be licensed to practice law in Michigan, from the AAA from the Grand Rapids, Michigan area. None of the prospective arbitrators shall have had at any time any conflict or opposing interest against either SELLERS or NEOGEN. Upon receipt of the list of arbitrators, each party shall mark selections and rejections and resubmit the list to the AAA. The selections and rejections shall take place within ten days after receipt of the proposed arbitrators from the AAA. The parties shall cooperate with the AAA and the appointed arbitrator for the purpose of setting an expeditious hearing, which shall be conducted in Grand Rapids, Michigan.

         (c) Costs and Expenses. The costs of the arbitration, the fees and expenses of the arbitrator, hearing room, and court reporter ("Arbitrator Costs") shall be borne by the nonprevailing party. Each party may be represented by counsel if it so chooses.

         (d) Attorneys Fees. The prevailing party in the arbitration shall be entitled to attorneys fees and expenses incurred in connection with the arbitration ("Legal Costs") and interest on the award at the prime rate of interest published in the Wall Street Journal plus 2% from the date the arbitration was initiated until the date of payment. The arbitrators shall, as part of the determination of the award, determine which party is the nonprevailing party for purposes of determining who must pay the Arbitrator Costs and the Legal Costs of the prevailing party.

         (e) Binding Nature of Decision. The parties intend this agreement to arbitrate to be valid, enforceable and irrevocable. The decision of the arbitrator with respect to all matters, which shall be rendered no later than 45 days after the date the hearing begins, shall be final and binding upon the parties and judgment on such award may be entered by either party in any court having jurisdiction over the person or property of the party against whom such award is sought to be enforced. The parties stipulate that these arbitration provisions shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court, or before any administrative tribunal with respect to any dispute, controversy or alleged breach of this Agreement. The arbitration provisions of this Agreement shall survive any termination or expiration of this Agreement.

         11.15 Sole Remedy. Except for injunctive relief for violations of
Section 9.4 or 9.5, the indemnification provided in Section 10 hereof (subject to the limitations contained therein) shall be the sole and exclusive remedy for any and all matters arising out of, or related to, this Agreement.

         11.16 Attorneys' Fees. The prevailing party in any litigation, except for litigation involving requests for injunctive relief, shall be entitled to attorneys fees and expenses incurred in connection with the such litigation and interest on the award at the prime rate of interest published in the Wall Street Journal plus 2% from the date the litigation was initiated until the date of payment.

         11.17 Injunctive Relief. Sellers acknowledge that a breach of any of the covenants, agreements or promises contained in Paragraphs 9.4 or 9.5 will result in irreparable injury to NEOGEN for which there will be no adequate remedy at law, and that, in the event of such a breach or threatened breach, NEOGEN shall be entitled to obtain a temporary restraining order, preliminary injunction and permanent injunction restraining Sellers from engaging in any of the activities prohibited by Paragraphs 9.4 and 9.5. SELLERS agree that the term of the covenant contained in Paragraph 9.5 shall be increased by the number of days during which any of SELLERS is found to be in violation of the covenant.


                  (remainder of page left blank intentionally)

         IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement to be effective as of the date first written above:


VYSIS, INC.

By:

--------------------------------
Name: William E. Murray
Title:  Vice President


GENE-TRAK, INC.

By:

--------------------------------
Name:  William E. Murray
Title:  Vice President


GENE-TRAK SYSTEMS INDUSTRIAL
DIAGNOSTICS CORPORATION

By:

--------------------------------
Name:  William E. Murray
Title:  Vice President


NEOGEN CORPORATION

By:

--------------------------------
Name:  James L. Herbert
Title:  President & CEO